Exhibit 99.1

For Further Information:

Simulations Plus, Inc.

42505 10th Street West

Lancaster, CA 93534-7059

CONTACT:
Simulations Plus Investor Relations	Hayden IR
Ms. Renee Bouche	Mr. Cameron Donahue
661-723-7723	651-653-1854
renee@simulations-plus.com	slp@haydenir.com

For Immediate Release:

April 12, 2021

Simulations Plus Reports Record Second Quarter Fiscal 2021 Financial Results

Second quarter revenue of $13.1 million, reflecting 27% year-over-year growth

Board of Directors announces quarterly dividend of $0.06 per share

LANCASTER, CA, April 12, 2021 – Simulations Plus, Inc. (Nasdaq: SLP), a leading provider of modeling and simulation solutions for the pharmaceutical, biotechnology, chemical, and consumer goods industries, today reported financial results for its second quarter of fiscal 2021, ending February 28, 2021.

Q2 Financial highlights compared with the corresponding period last fiscal year:

•	Revenue increased 27% to $13.1 million
•	Gross profit increased 33% to $10.2 million
•	Gross margin was 78%, up from 74%
•	Net income increased 49% to $3.2 million
•	Diluted earnings per share increased 25% to $0.15 per share

YTD Financial highlights compared with the corresponding period last fiscal year:

•	Revenue increased 21% to $23.8 million
•	Gross profit increased 28% to $18.5 million
•	Gross margin was 78%, up from 73%
•	Net income increased 35% to $5.7 million
•	Diluted earnings per share increased 17% to $0.27 per share

Shawn O’Connor, chief executive officer of Simulations Plus, said: “We delivered excellent 27% overall revenue growth, outpacing our annual targets. During the quarter, we also successfully completed our first sponsored conference, the MIDD+ Scientific Conference, a two-day event focused on delivering customized modeling and simulation content specifically for pharmaceutical scientists and their organizations, which was widely attended. We also won several funded collaboration projects and released new versions of GastroPlus® and Monolix Suite™. In summary, this was a productive quarter for Simulations Plus and an encouraging first six months of the fiscal year.”

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“While we expect growth to normalize in the second-half of our fiscal year, and are maintaining our full-year growth targets of 15-20%, this first-half performance underscores the strength and diversification of our business model”, continued Mr. O’Connor. “We have built a global organization selling an expanding portfolio of software and services to pharma and regulatory customers, and our growth is increasingly facilitating cross-selling as we leverage our industry leadership. This growth is largely dropping to our bottom line, increasing profitability and bolstering our ability to make additional strategic acquisitions.”

Quarterly Dividend Declared

The Company’s Board of Directors has declared a cash dividend of $0.06 per share of the Company’s common stock payable on May 3, 2021, to shareholders of record as of April 26, 2021. The declaration of any future dividends will be determined by the Board of Directors each quarter and will depend on earnings, financial condition, capital requirements, and other factors.

Investor Conference Call

The Company has announced an investor conference call that will be webcast live at 1:15 p.m. PDT/4:15 p.m. EDT on Monday, April 12, 2021. The live webcast/teleconference will be accessible by registering here or by calling 1-201-389-0879. Please join five to ten minutes before the scheduled start time. The call will be simulcast live on the Internet, and the webcast will be available on the Investors page of the Simulations Plus website under Conference Calls & Presentations. A replay of the webcast will be available on the website approximately one hour following the call.

About Simulations Plus, Inc.

Simulations Plus, Inc. is a leading provider of modeling and simulation software and consulting services supporting drug discovery, development research, and regulatory submissions. With our subsidiaries Cognigen, DILIsym Services, and Lixoft, we offer solutions which bridge machine learning, physiologically based pharmacokinetics, quantitative systems pharmacology/toxicology, and population PK/PD modeling approaches. Our technology is licensed and applied by major pharmaceutical, biotechnology, chemical, consumer goods companies, and regulatory agencies worldwide. For more information, visit our website at www.simulations-plus.com. Follow us on Twitter | Read our Environmental, Social, and Governance (ESG) Report.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995 – With the exception of historical information, the matters discussed in this press release are forward-looking statements that involve a number of risks and uncertainties. Words like “believe,” “expect,” and “anticipate” mean that these are our best estimates as of this writing, but that there can be no assurances that expected or anticipated results or events will actually take place, so our actual future results could differ significantly from those statements. Factors that could cause or contribute to such differences include, but are not limited to: our ability to maintain our competitive advantages, acceptance of new software and improved versions of our existing software by our customers, the general economics of the pharmaceutical industry, our ability to finance growth, our ability to continue to attract and retain highly qualified technical staff, our ability to identify and close acquisitions on terms favorable to the Company, and a sustainable market. Further information on our risk factors is contained in our quarterly and annual reports and filed with the U.S. Securities and Exchange Commission.

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SIMULATIONS PLUS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	(Unaudited)	(Audited)
(in thousands, except share and per share amounts)	February 28,	August 31,
ASSETS
	2021	2020
Current assets
Cash and cash equivalents	$42,385	$49,207
Accounts receivable, net of allowance for doubtful accounts of $100 and $50	11,306	7,422
Revenues in excess of billings	3,837	3,093
Prepaid income taxes	1,250	970
Prepaid expenses and other current assets	1,408	1,596
Short-term investments	75,367	66,804
Total current assets	135,553	129,092
Long-term assets
Capitalized computer software development costs,net of accumulated amortization of $14,271 and $13,582	6,871	6,087
Property and equipment, net	924	438
Operating lease right of use assets	1,532	927
Intellectual property, net of accumulated amortization of $5,801 and $5,087	11,184	11,898
Other intangible assets, net of accumulated amortization of $1,917 and $1,642	6,733	7,008
Goodwill	12,921	12,921
Other assets	51	51
Total assets	$175,769	$168,422

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable	$400	$351
Accrued payroll and other expenses	2,891	2,251
Current portion - contracts payable	2,000	2,000
Billings in excess of revenues	258	141
Operating lease liability, current portion	469	463
Deferred revenue	523	300
Total current liabilities	6,541	5,506

Long-term liabilities
Deferred income taxes, net	2,360	2,354
Operating lease liability	1,064	463
Payments due under contracts payable	4,307	4,064
Total liabilities	14,272	12,387

Commitments and contingencies

Shareholders' equity
Preferred stock, $0.001 par value 10,000,000 shares authorized,
no shares issued and outstanding	–	–
Common stock, $0.001 par value and additional paid in capital — 50,000,000
shares authorized, 20,059,528 and 19,923,277 shares issued and outstanding	130,713	128,541
Retained earnings	30,730	27,436
Accumulated other comprehensive income	54	58
Total shareholders' equity	161,497	156,035
Total liabilities and shareholders' equity	$175,769	$168,422

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SIMULATIONS PLUS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

For the three and six months ended February 28, 2021 and February 29, 2020

	Three months ended		Six months ended
	(Unaudited)		(Unaudited)
(in thousands, except per common share amounts)	2021	2020	2021	2020

Revenues	$13,147	$10,350	$23,848	$19,751
Cost of revenues	2,911	2,666	5,344	5,309
Gross margin	10,236	7,684	18,504	14,442
Operating expenses
Selling, general, and administrative	5,458	4,110	9,866	7,623
Research and development	1,292	748	2,101	1,274
Total operating expenses	6,750	4,858	11,967	8,897

Income from operations	3,486	2,826	6,537	5,545

Other income (expense)
Interest income	58	12	119	22
Interest expense	(22)	–	(22)	–
Change in value of contingent consideration	(122)	–	(243)	–
Income (Loss) on currency exchange	23	(2)	28	2
Total other income (expense)	(63)	10	(118)	24

Income before provision for income taxes	3,423	2,836	6,419	5,569
Provision for income taxes	(212)	(686)	(729)	(1,361)
Net income	$3,211	$2,150	$5,690	$4,208

Earnings per share
Basic	$0.16	$0.12	$0.28	$0.24
Diluted	$0.15	$0.12	$0.27	$0.23

Weighted-average common shares outstanding
Basic	20,006	17,638	19,968	17,624
Diluted	20,842	18,316	20,786	18,306

Other Comprehensive Income (Loss), net of tax
Foreign currency translation adjustments	(4)	–	(4)	–
Comprehensive Income	$3,207	$2,150	$5,686	$4,208

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